SERVICING AGREEMENT

Dated as of ______ __, 200_

between

IMPAC FUNDING CORPORATION,
“Master Servicer”

and

[NAME OF SERVICER],
“Servicer”

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01	Defined Terms.

ARTICLE II
RETENTION AND AUTHORITY OF SERVICER

Section 2.01	Engagement; Servicing Standard.
Section 2.02	Subservicing.
Section 2.03	Authority of the Servicer.

ARTICLE III
SERVICES TO BE PERFORMED

Section 3.01	Services as Loan Servicer.
Section 3.02	Escrow Accounts; Collection of Taxes, Assessments and Similar Items.
Section 3.03	Collection Accounts.
Section 3.04	Permitted Investments.
Section 3.05	Maintenance of Insurance Policies.
Section 3.06	Delivery and Possession of Servicing Files.
Section 3.07	Inspections.
Section 3.08	“Due-on-Sale” Clauses; Assumption Agreements.
Section 3.09	Realization Upon Mortgaged Properties.
Section 3.10	Sale of Specially Serviced Mortgage Loans and REO Properties.
Section 3.11	Management of REO Property.
Section 3.12	Modifications, Waivers, Amendments and Consents.

ARTICLE IV
STATEMENTS AND REPORTS

Section 4.01	Reporting by the Servicer.
Section 4.02	Annual Statements of Compliance
Section 4.03	Assessments of Compliance and Attestation Reports
Section 4.04	Exchange Act Reporting.

ARTICLE V
SERVICER’S COMPENSATION AND EXPENSES

Section 5.01	Servicing Compensation.
Section 5.02	Servicing Advances and Advances.

ARTICLE VI
THE SERVICER AND THE MASTER SERVICER

Section 6.01	Servicer Not to Assign; Merger or Consolidation of the Servicer.
Section 6.02	Liability and Indemnification of the Servicer and the Master Servicer.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES; DEFAULT

Section 7.01	Representations and Warranties.
Section 7.02	Events of Default.

ARTICLE VIII
TERMINATION; TRANSFER OF MORTGAGE LOANS

Section 8.01	Termination of Agreement.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01	Amendment; Waiver.
Section 9.02	Governing Law.
Section 9.03	Notices.
Section 9.04	Severability of Provisions.
Section 9.05	Inspection and Audit Rights.
Section 9.06	Binding Effect; No Partnership; Counterparts.
Section 9.07	Protection of Confidential Information; No Solicitation.
Section 9.08	General Interpretive Principles.
Section 9.09	Further Agreements.

EXHIBIT A: Servicing File Listing
EXHIBIT B: Servicing Criteria to be Addressed in Assessment of Compliance
EXHIBIT C: Form 10-D, Form 8-K And Form 10-K Reporting Responsibility

THIS SERVICING AGREEMENT dated as of _____ __, 200_, is between IMPAC Funding Corporation, a California corporation (the “Master Servicer”), and _______________, a _________________ (the “Servicer”).

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the “PSA”) dated as of _____ __, 200_, among __________, as Depositor, the Master Servicer, as Master Servicer, and Deutsche __________, as Trustee, with respect to the IMPAC Secured Assets Corp. Mortgage Pass-Through Certificates, Series 200_-_ (a copy of which has been delivered to the Servicer), the Servicer shall be servicing the Mortgage Loans on behalf of the Trust Fund.

The Master Servicer and the Servicer desire to enter into an agreement whereby the Servicer assumes and agrees to perform certain of the Master Servicer’s servicing responsibilities with respect to the Mortgage Loans as more specifically set forth herein.

The Servicer is an independent contractor in the business of servicing mortgage loans, and is not an Affiliate of the Master Servicer.

This Agreement shall become effective with respect to each Mortgage Loan, or appropriate group or portfolio of Mortgage Loans, upon the related Servicing Transfer Date.

NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accepted Servicing Practices”: As defined in Section 2.01.

“Accounts”: The Escrow Accounts, REO Accounts and the Collection Accounts.

“Additional Servicing Compensation”: (i) amounts collected for checks or other items returned for insufficient funds, (ii) late payment charges (but not default interest) with respect to the Mortgage Loans, excluding any prepayment penalties (iii) to the extent the Servicer has been engaged by the Master Servicer under Section 3.08 or 3.12, any modification fees, extension fees, assumption fees and similar processing fees received from or on behalf of any Borrower, (iv) subject to Section 3.04 of the Agreement, all income and gain realized from the investment of funds deposited in the Accounts, and (v) any Termination Fees.

“Advance”: As to any Mortgage Loan, any advance made by the Servicer pursuant to Section 5.02.

“Advance Interest”: Interest at the Advance Rate on the aggregate amount of Advances for which the Servicer has not been reimbursed.

“Advance Rate”: A per annum rate equal to the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal).

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Servicing Agreement, as the same may be modified, supplemented or amended from time to time upon mutual agreement of the parties hereto.

“Borrower”: The obligor on a Note.

“Business Day”: With respect to any Mortgage Loan prior to Securitization, any day other than (i) a Saturday or Sunday, or (ii) a day in which depository institutions or trust companies in the State of Kansas, the State of Pennsylvania or in any of the States in which the Accounts or any accounts used by the Master Servicer for remittance purposes are located, are authorized or obligated by law, regulation or executive order to remain closed, and with respect to any Mortgage Loan after Securitization, any day other than (i) a Saturday or Sunday, or (ii) a day in which depository institutions or trust companies in the State New York or in any of the States in which the Accounts or any accounts used by the Master Servicer for remittance purposes are located, are authorized or obligated by law, regulation or executive order to remain closed.

“Certificates”: The Impac Secured Assets Corp., Mortgage Pass Through Certificates, Series 200_-_, evidencing the beneficial ownership interest in the Depositor and executed by the Trustee in substantially the form set forth in Exhibit A to the PSA.

“Closing Date”: _____ __, 200_.

“Collection Account”: As defined in Section 3.03.

“Corrected Mortgage Loan”: Any Mortgage Loan which is no longer a Specially Serviced Mortgage Loan pursuant to the second sentence of the definition of “Specially Serviced Mortgage Loan”.

“Determination Date”: The 15th day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the month, beginning on _____ __, 200_.

“Disposition Fee”: In connection with the sale of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.10, the fee payable to the Servicer in an amount equal to the product of (x) the related Net Liquidation Proceeds and (y) 1.50%; provided, however, that such fee shall not exceed $100,000 for each Mortgage Loan.

“Eligible Account”: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or if such account is maintained with PNC Bank, National Association, rated no less than A-1 by Standard & Poor’s and no less than P-1 by Moody’s or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account, Insurance Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

“Environmental Laws”: Any environmental law, ordinance, rule, regulation or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.) and the regulations promulgated pursuant thereto.

“Escrow Account”: As defined in Section 3.02.

“Escrow Payment”: Any payment received by the Servicer for the account of the Borrowers for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, and similar items in respect of the related Mortgaged Property.

“Event of Default”: As defined in Section 7.02.

“Excess Servicing Strip”: The excess of the Servicing Fee Rate over [___]% ([__] basis points) per annum.

“Loan Servicing”: As defined in Section 3.01.

“Master Servicer”: IMPAC Funding Corporation, a California corporation.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Mortgage Loan which is payable by a Borrower on the due date under the related Note.

“Mortgage”: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Note, which creates a lien on the real property securing such Note.

“Mortgage Loan”: Each of the mortgage loans identified on the Mortgage Loan Schedule.

“Mortgage Loan Documents”: With respect to each Mortgage Loan, the related Note, the related Mortgage and any and all other documents executed and delivered in connection with the origination or subsequent modification of such Mortgage Loan.

“Mortgage Loan Schedule”: A schedule of certain mortgage loans owned and held by the Master Servicer which sets forth information with respect to such mortgage loans, as amended from time to time by the parties.

“Mortgaged Property”: The real property and improvements thereon securing repayment of the debt evidenced by the related Note. Such term shall also include any REO Property.

“Net Liquidation Proceeds”: The amount of proceeds received in connection with the liquidation or sale of any Specially Serviced Mortgage Loan or REO Property net of the amount of any liquidation expenses (including, without limitation, legal fees and expenses, brokerage commissions and conveyance taxes) incurred with respect to such liquidation or sale.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the reasonable good faith judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.

“Note”: With respect to any Mortgage Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan.

“Opinion of Counsel”: A written opinion of counsel acceptable to the Trustee, as applicable, in its reasonable discretion which counsel may be in-house counsel for the Master Servicer if acceptable to the Trustee and the Rating Agencies or counsel for the Depositor, as the case may be.

“Permitted Investments”: One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available or rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Deutsche Bank National Trust Company or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer.

“Rating Agency”: With respect to any Mortgage Loan, each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

“Reasonable Efforts”: Efforts determined to be reasonably diligent by the Master Servicer or the Servicer, as the case may be, in its reasonable discretion, which efforts do not require the Master Servicer or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding.

“Recoverable Servicing Advance”: The portion of any Servicing Advance (including interest reasonably likely to accrue thereon at the Advance Rate) previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment (in accordance with the Accepted Servicing Practices) of the Servicer, will be ultimately recoverable, together with any accrued and unpaid interest thereon, from late collections or any other recovery on or in respect of such Mortgage Loan or REO Property.

“Reimbursement Agreement”: The Reimbursement Agreement, dated as of _____ __, 200_, between __________ and Impac Funding Corporation.

“Remittance Date”: The 18th day (or if such day is not a Business Day, the Business Day immediately following such day) of the month, beginning on _____ __, 200_.

“REO Account”: As defined in Section 3.11(a).

“REO Mortgage Loan”: A Mortgage Loan deemed for the purposes hereof to be outstanding with respect to each REO Property, as more particularly described in Section 3.09(b).

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Master Servicer through foreclosure or by deed in lieu of foreclosure.

“Responsible Officer”: Any officer or employee of the Master Servicer or the Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Servicer”: __________, __________, or any successor Servicer as herein provided.

“Servicing Account”: The separate trust account created and maintained by the Master Servicer or Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.09 of the PSA.

“Servicing Advances”: All Servicing Expenses paid or to be paid, as the context requires, out of its own funds, by the Servicer in connection with the servicing of a Mortgage Loan, after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property.

“Servicing Expenses”: All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in connection with the Servicer’s obligations hereunder, including without limitation:

(a)  real estate taxes, assessments and similar charges;

(b)  insurance premiums;

(c)  any expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

(d)  any cost or expense necessary in order to maintain or release the lien on each Mortgaged Property and related collateral, including any mortgage registration taxes, release fees, or recording or filing fees;

(e)  customary expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against Borrowers and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

(f)  subject to Section 3.07, costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;

(g)  customary expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

(h)  costs and expenses related to travel and lodging, subject to Section 3.07 with respect to property inspections; and

(i)  any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of the Mortgage Loans or related Mortgaged Properties, the maintenance, leasing, operation, management and sale of the REO Properties, and the performance of Loan Servicing by the Servicer under this Agreement.

Notwithstanding the foregoing, Servicing Expenses shall not be deemed to include costs and expenses incurred by the Servicer in the performance of its Loan Servicing obligations hereunder that are in the nature of internal costs or fixed overhead of the Servicer (including, without limitation, costs and expenses relating to data processing, computer and telephone systems, office space, equipment and supplies, and employee salaries and related expenses), which shall be borne solely by the Servicer.

“Servicing Fee”: With respect to each Mortgage Loan, an amount equal to the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, payable out of interest received with respect to such Mortgage Loan in accordance with Section 5.01.

“Servicing Fee Rate”: A per annum rate equal to [___]% ([__] basis points).

“Servicing File”: With respect to each Mortgage Loan, (i) all Mortgage Loan Documents, (ii) to the extent not included as a Mortgage Loan Document, the documents, information and records set forth in the file listing attached hereto as Exhibit “A”, and (iii) any additional documents or information related thereto maintained or created by the Servicer.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Master Servicer, as such list may from time to time be amended.

“Servicing Transfer Date”: With respect to each Mortgage Loan, the date of delivery by Master Servicer to the Servicer of the related Servicing File.

“Special Services”: Services relating to lease approvals, work-outs or mortgage loan restructuring, assumptions or substitutions, foreclosure or accepting deeds-in-lieu thereof, asset management, disposition or other similar activities with respect to any Mortgage Loan or Mortgaged Property.

“Specially Serviced Mortgage Loan”: Any Mortgage Loan with respect to which:

(a)  the related Borrower is at least two months delinquent (without giving effect to any grace periods permitted by the related Mortgage Loan Documents) in the payment of a Monthly Payment;

(b)  the related Borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

(c)  the Servicer has received notice that the related Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, or has admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

(d)  the Servicer has received notice of a foreclosure or threatened foreclosure of any lien (other than the Mortgage Loan) on the related Mortgaged Property;

(e)  a default of which the Servicer has notice (other than a failure by the related Borrower to pay principal or interest) and which materially and adversely affects the interests of the Master Servicer, or after Securitization the trustee or certificateholders, has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan; or

(f)  the related Borrower has failed to make a balloon payment as and when due and such default has not been cured within 30 days after such due date;

provided, however, that with respect to the circumstances described in clauses (b), (d) and (e), the Servicer has received written confirmation from the Master Servicer that such Mortgage Loan shall be a Specially Serviced Mortgage Loan. To the extent no other circumstances identified in clauses (a) through (f) above exist that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

(i)  with respect to the circumstances described in clauses (a) or (f) above, when the related Borrower has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (f), pursuant to any work-out of the Mortgage Loan) and thereafter made three consecutive full and timely Monthly Payments (including pursuant to such workout); or

(ii)  with respect to the circumstances described in clauses (b), (c), (d) and (e) above, when such circumstances cease to exist or such default is cured, as applicable, in the reasonable judgment of the Servicer (as confirmed in writing by the Master Servicer).

“Special Servicing Fee”: With respect to each Specially Serviced Mortgage Loan or REO Mortgage Loan, an amount equal to the product of (a) the related Special Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, as calculated in accordance with Section 5.01.

“Special Servicing Fee Rate”: A per annum rate equal to (a) 0.75% (75 basis points).

“Workout Fee”: In connection with the curing of any event of default under any Specially Serviced Mortgage Loan through a modification, restructuring or work-out of such Mortgage Loan effected by the Servicer and evidenced by a writing executed by the related Borrower, the fee payable to the Servicer in an amount equal 1.5% applied to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Mortgage Loan for so long as it remains a Corrected Loan. If the Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

ARTICLE II

RETENTION AND AUTHORITY OF SERVICER

Section 2.01  Engagement; Servicing Standard.

The Master Servicer hereby engages the Servicer to perform, and the Servicer hereby agrees to perform, Loan Servicing with respect to each of the Mortgage Loans throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.

The Servicer shall perform its services hereunder (a) in accordance with (i) applicable laws, (ii) the terms and provisions of the Mortgage Loan Documents, (iii) the express terms hereof, and (iv) the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and (b) to the extent consistent with the foregoing requirements, in the same manner in which the Servicer services commercial mortgage loans for other third party portfolios of mortgage loans similar to the Mortgage Loans, but without regard to any relationship which the Servicer or any Affiliate of the Servicer may have with the related Borrower or any Affiliate of such Borrower or to the Servicer’s right to receive compensation for its services hereunder. The servicing standards described in the preceding sentence are herein referred to as “Accepted Servicing Practices”.

Section 2.02  Subservicing.

The Servicer may subservice to any Person any of its Loan Servicing obligations hereunder only with the Master Servicer’s written consent or to the extent necessary for the Servicer to comply with any applicable laws, regulations, codes or ordinances relating to the Servicer’s Loan Servicing obligations hereunder; provided, however, that such Person shall be obligated to deliver any report, assessment, attestation or certification required pursuant to Sections 4.02, 4.03 and 4.04 hereof as if it were the Servicer hereunder. The Servicer shall provide oversight and supervision with regard to the performance of all subcontracted services and any subservicing agreement shall be consistent with and subject to the provisions of this Agreement. Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Servicer of its obligations to the Master Servicer hereunder. Notwithstanding any such subservicing agreement, the Servicer shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone were servicing the related Mortgage Loans in accordance with the terms of this Agreement. The Servicer shall be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer’s compensation hereunder is sufficient to pay such fees.

Section 2.03  Authority of the Servicer.

(a)  In performing its Loan Servicing obligations hereunder, the Servicer shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Loan Servicing that it deems necessary or appropriate. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Master Servicer when the Servicer deems it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Master Servicer, or after Securitization the Securitization trust, (y) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage on the related Mortgaged Property and any other related collateral; and (z) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Mortgage Loans; provided, however, that the Servicer shall notify the Master Servicer in writing in the event that the Servicer intends to execute and deliver any such instrument referred to in clause (z) above, and, except in connection with any payment in full of any Mortgage Loan, shall proceed with such course of action only upon receipt of the Master Servicer’s written approval thereof. The Master Servicer agrees to cooperate with the Servicer by either executing and delivering to the Servicer from time to time (i) powers of attorney evidencing the Servicer’s authority and power under this Section, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer to enable the Servicer to carry out its Loan Servicing obligations hereunder.

(b)  In the performance of its Loan Servicing obligations hereunder, the Servicer shall take any action that is directed by the Master Servicer which relates to the Servicer’s Loan Servicing obligations under this Agreement; provided, however, that the Servicer shall not be obligated to take, or to refrain from taking, any action which the Master Servicer requests that the Servicer take or refrain from taking to the extent that the Servicer determines in its reasonable judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan, Borrower, Mortgaged Property or REO Property; or (ii) may cause a violation of any provision of a Mortgage Loan Document.

ARTICLE III

SERVICES TO BE PERFORMED

Section 3.01  Services as Loan Servicer.

The Servicer hereby agrees to serve as the loan servicer with respect to each of the Mortgage Loans and to perform Loan Servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, “Loan Servicing” shall mean those services pertaining to the Mortgage Loans which, applying Accepted Servicing Practices, are required hereunder to be performed by the Servicer, and which shall include:

(i)  reviewing all available documents pertaining to the Mortgage Loans, organizing, administering and maintaining the Servicing Files, and inputting all relevant information into the Servicer’s loan servicing computer system;

(ii)  preparing and filing or recording all financing statements, continuation statements and other documents or instruments and taking such other action necessary to maintain the lien of any Mortgage on the related Mortgaged Property;

(iii)  monitoring each Borrower’s maintenance of insurance coverage on each Mortgaged Property as required by the related Mortgage Loan Documents and causing to be maintained adequate insurance coverage on each Mortgaged Property in accordance with Section 3.05;

(iv)  monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for each Mortgaged Property in accordance with Section 3.02;

(v)  preparing and delivering all reports and information required hereunder;

(vi)  procuring and supervising the services of third parties (other than subservicers pursuant to Section 2.02) necessary or appropriate in connection with the servicing of the Mortgage Loans by the Servicer;

(vii)  performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;

(viii)  monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Mortgage Loan Documents;

(ix)  notifying all Borrowers of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to the Mortgage Loans;

(x)  administering any requests for assumptions of a Mortgage Loan or transfers of ownership of or placement of subordinate financing on a Mortgaged Property in accordance with Section 3.08;

(xi)  commencing on behalf of the Master Servicer any litigation or proceeding relating to the foreclosure or other realization upon the collateral under any of the Mortgage Loans, and retaining legal counsel in connection therewith, all in accordance with Section 3.09.

(xii)  selling or disposing of each Specially Serviced Mortgage Loan or REO Property in accordance with Section 3.10;

(xiii)  managing and operating each REO Property in accordance with Section  3.11;

(xiv)  administering any proposals for modifications, waivers, amendments or consents with respect to any term of a Mortgage Loan in accordance with Section 3.12.

Notwithstanding anything herein to the contrary, the Servicer shall not be required to undertake any lease approvals, loan modifications, workouts or restructuring, loan assumptions or substitutions, processing partial releases of collateral or subordinate financing requests, provided, however, that the Servicer shall be responsible for acting as the intermediary between the Borrower and the Master Servicer with respect to (x) processing Borrower requests for consents to actions and (y) the administration of the terms and provisions of the Mortgage Loan Documents, which includes, without limitation, collecting, organizing and forwarding to the Master Servicer any documents in the possession of the Servicer which relate to the Servicer’s obligation to act as such intermediary; and provided, further, that, subject to the above proviso, the Master Servicer shall be responsible for taking any actions regarding such Borrower requests and, therefore, shall be entitled to retain any modification fees, extension fees, assumption fees, and similar processing fees received from or on behalf of any Borrower unless and until the Master Servicer elects to engage the Servicer to perform such services pursuant to Sections 3.08 and 3.12.

Section 3.02  Escrow Accounts; Collection of Taxes, Assessments and Similar Items.

(a)  With respect to the Mortgage Loans described in the Mortgage Loan Schedule, and subject to and as required by the terms of the related Mortgage Loan Documents, the Servicer shall establish and maintain one or more Eligible Accounts (each, an “Escrow Account”) into which any or all Escrow Payments shall be deposited within one Business Day after receipt and identification. Escrow Accounts shall be denominated “Midland Loan Services, Inc. in Trust for [the applicable owner] and Various Borrowers” or in such other manner as the Master Servicer prescribes. The Servicer shall notify the Master Servicer in writing of the location and account number of each Escrow Account it establishes and shall notify the Master Servicer prior to any change thereof. Withdrawals of amounts from an Escrow Account may be made, subject to any express provisions to the contrary herein, applicable laws, and to the terms of the related Mortgage Loan Documents governing the use of the Escrow Payments, only: (i) to effect payment of taxes, assessments, insurance premiums, ground rents and other items required or permitted to be paid from escrow; (ii) to refund to the Borrowers any sums determined to be in excess of the amounts required to be deposited therein; (iii) to pay interest, if required under the Mortgage Loan Documents, to the Borrowers on balances in the Escrow Accounts; (iv) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04; (v) to apply funds to the indebtedness of the Mortgage Loan in accordance with the terms thereof; (vi) to reimburse the Servicer for any Servicing Advance (including interest thereon at the Advance Rate) for which Escrow Payments should have been made by the Borrowers, but only from amounts received on the Mortgage Loan which represent late collections of Escrow Payments thereunder; (vii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein; or (viii) to clear and terminate the Escrow Accounts at the termination of this Agreement.

(b)  The Servicer shall maintain accurate records with respect to each Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available). To the extent that the related Mortgage Loan Documents require Escrow Payments to be made by a Borrower, the Servicer shall use Reasonable Efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by the Borrower pursuant to the terms of the Mortgage Loan and deposited in the related Escrow Account by the Servicer. To the extent that the Mortgage Loan does not require a Borrower to make Escrow Payments, the Servicer shall use its Reasonable Efforts to require that any such payment be made by the Borrower prior to the applicable penalty or termination date. Subject to Section 3.05 with respect to the payment of insurance premiums, if a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item when due and the Servicer determines that an advance of such funds would constitute a Recoverable Servicing Advance, the Servicer shall consult with the Master Servicer regarding the timing for payment of taxes, assessments and other similar items and upon receipt of approval from the Master Servicer, make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Mortgage Loan and, in any event, consistent with Accepted Servicing Practices. Notwithstanding anything to the contrary in the preceding sentence, with respect to Mortgage Loans that do not provide for escrows for the payment taxes and assessments, the Servicer shall, subject to prompt receipt of approval from the Master Servicer, make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Servicer be required to make any such Servicing Advance that would not, if made, be a Recoverable Servicing Advance.

(c)  In accordance with Accepted Servicing Practices and for all Mortgage Loans, the Servicer shall consult with the Master Servicer regarding any Servicing Advance and upon receipt of approval from the Master Servicer make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on insurance policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon and (vi) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that the Servicer shall only be required to make any such Servicing Advance that would, if made, constitute a Recoverable Servicing Advance.

Section 3.03  Collection Accounts.

(a)  With respect to the Mortgage Loans, the Servicer shall establish and maintain one or more Eligible Accounts (each, a “Collection Account”) for the benefit of the trust for the purposes set forth herein. Collection Accounts shall be denominated “Midland Loan Services, Inc. in Trust for [the applicable owner]” or in such other manner as the Master Servicer prescribes. The Servicer shall deposit into the Collection Accounts within one (1) Business Day after receipt all payments and collections received by it on or after the date hereof with respect to the Mortgage Loans, other than payments and collections with respect to any REO Property (which shall be deposited into the Collection Account from amounts withdrawn from the related REO Account pursuant to Section 3.11(a)), Escrow Payments or payments in the nature of Additional Servicing Compensation.

(b)  The Servicer shall make withdrawals from the Collection Accounts only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i)  to withdraw any amount deposited in the Collection Accounts which was not required to be deposited therein;

(ii)  pursuant to Section 5.01, to pay to the Servicer the Servicing Fee, Special Servicing Fee, Workout Fee and Disposition Fee on each Remittance Date;

(iii)  pursuant to Section 5.02, to pay or reimburse the Servicer for any Servicing Advances (including interest thereon at the Advance Rate);

(iv)  to pay to the Servicer from time to time any interest or investment income earned on funds deposited in the Collection Accounts pursuant to Section 3.04;

(v)  to remit to the Master Servicer on each Remittance Date, pursuant to wiring instructions from the Master Servicer, all amounts (which, for the avoidance of doubt shall include all prepayment penalties collected from the borrower) on deposit in the Collection Accounts (that represent good funds) as of the close of business on the Determination Date, net of any withdrawals from the Collection Account pursuant to this Section;

(vi)  to clear and terminate the Collection Accounts upon the termination of this Agreement;

(vii)  pursuant to Section 5.02, to pay or reimburse itself for Advances not previously reimbursed; and

(viii)  to reimburse itself out of general collections for any Advance or Servicing Advance made that has been deemed by the Servicer to be a Nonrecoverable Advance.

Section 3.04  Permitted Investments.

The Servicer may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer shall be entitled to all income and gain realized from the investment of funds deposited in the Accounts. The Servicer shall deposit from its own funds in the applicable Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. Notwithstanding the foregoing, the Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the related Mortgage Loan Documents or applicable law permit the Borrower to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Borrower’s written investment instructions, if the Mortgage Loan Documents or applicable law require such funds to be invested in accordance with the Borrower’s direction; and (2) in accordance with the Master Servicer’s written investment instructions, if the Mortgage Loan Documents and applicable law do not permit the Borrower to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions.

Section 3.05  Maintenance of Insurance Policies.

(a)  The Servicer shall use its Reasonable Efforts to cause the Borrower of each Mortgage Loan to maintain for each Mortgage Loan such insurance as is required to be maintained pursuant to the related Mortgage Loan Documents. If the Borrower fails to maintain such insurance, then the Servicer shall notify the Master Servicer of such breach and, to the extent available at commercially reasonable rates, cause to be maintained (i) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the replacement cost of the improvements which are a part of the related Mortgaged Property and (ii) to the extent that the Mortgaged Property is located in a federally designated special flood hazard area, flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (y) the unpaid principal balance of the related Mortgage Loan or (z) the maximum amount of such insurance as is available for the related Mortgaged Property under the National Flood Insurance Act. After notifying the Master Servicer pursuant to the second preceding sentence, the Servicer shall take such action as the Master Servicer reasonably requests with respect to the maintenance of any other forms of insurance which are required to be maintained pursuant to the related Mortgage Loan Documents, except to the extent that such insurance is not available at commercially reasonable rates or the Master Servicer, or after Securitization the Securitization trust, as mortgagee, does not have an insurable interest. The Servicer shall, to the extent available at commercially reasonable rates, maintain for each REO Property no less insurance coverage than was previously required with respect to the related Mortgaged Property or as may be required at any time by the Master Servicer in writing. All such policies, except for policies maintained for any REO Mortgaged Property, shall be endorsed with standard mortgagee clauses with loss payable to the Master Servicer, and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the insurance policies which the Servicer is required to maintain pursuant to this Section shall be paid by the Servicer as a Servicing Advance.

(b)  The Servicer may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy, the cost of which shall be paid by the Servicer as a Servicing Advance, provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is then covered thereby, which shall be paid by the Servicer). Such master force placed insurance policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Collection Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Mortgage Loan Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with Accepted Servicing Practices.

(c)  The Servicer shall maintain at its own expense a fidelity bond in form and amount that is consistent with Accepted Servicing Practices. In addition, the Servicer shall keep in force, at its own expense during the term of this Agreement, a policy or policies of insurance in form and amounts that are consistent with Accepted Servicing Practices, covering loss occasioned by the errors and omissions of the Servicer’s officers and employees in connection with its obligations hereunder.

Section 3.06  Delivery and Possession of Servicing Files.

On or before the related Servicing Transfer Date, the Master Servicer shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Mortgage Loan; and (ii) the amounts, if any, received by the Master Servicer representing Escrow Payments previously made by the Borrowers. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments for the Mortgage Loans and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer for the benefit of the Master Servicer as the owner thereof or, in the case of a Securitization, held in trust by the Servicer for the benefit of the Securitization trust; the Servicer’s possession of the contents of each Servicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Master Servicer, and upon request of the Master Servicer, the Servicer shall deliver to the Master Servicer the Servicing File or a copy of any document contained therein; provided, however, that if the Servicer is unable to perform its Loan Servicing obligations with respect to the related Mortgage Loan after any such release or delivery of the Servicing File, then the Servicer’s responsibilities for Loan Servicing with respect to such Mortgage Loan may be terminated immediately by the Servicer upon written notice to the Master Servicer.

Section 3.07  Inspections.

The Servicer shall perform a physical inspection of each Mortgaged Property or REO Property at least annually for Mortgage Loans with outstanding principal balance of more than $1,000,000 and every other year for Mortgage Loans with an outstanding principal balance of less than or equal to $1,000,000 or if (a) the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, (b) the Master Servicer requests such an inspection, or (c) the Servicer, with the approval of the Master Servicer, determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Master Servicer. The reasonable out-of-pocket expenses incurred by the Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid as a Servicing Advance; provided, however, that with respect to the annual (or every other year) inspection of any Mortgaged Property or the initial inspection of any Mortgaged property relating to any Specially Serviced Mortgage Loan, such expenses shall be borne by the Servicer.

Section 3.08  “Due-on-Sale” Clauses; Assumption Agreements.

When any Borrower proposes to convey or encumber all or any portion of its interests in a Mortgaged Property, or if such conveyance or encumbrance has actually occurred, to the extent that the Servicer has actual knowledge of such conveyance or encumbrance, the Servicer shall immediately give notice thereof to the Master Servicer and take such related actions as the Master Servicer reasonably directs, including (i) waiving or enforcing any due-on-sale clause or due-on-encumbrance clause contained in the related Mortgage Loan Documents, to the extent permitted under the terms of the related Mortgage Loan Documents and applicable law, (ii) taking or entering into an assumption or substitution agreement from or with the Person to whom such Mortgaged Property has been or shall be conveyed, and (iii) releasing the original Borrower from liability upon the related Mortgage Loan and substituting the new Borrower as the obligor thereon.

To the extent the Servicer is engaged by the Master Servicer to perform analysis, processing and administrative functions in connection with any request by a Borrower to waive any such due-on-sale clause or due-on-encumbrance clause and/or to enter into any such assumption or substitution agreement, the Servicer may, as a condition to granting any such request require (to the extent permitted by applicable law) that such Borrower pay to it, as Additional Servicing Compensation, a reasonable and customary fee consistent with Accepted Servicing Practices in connection with such request, together with any related costs and expenses incurred by the Servicer; provided, however, that in the event that the Borrower fails or is unable to pay any such costs and expenses, or the Master Servicer directs the Servicer to waive any requirement that the Borrower pay any such costs or expenses, the same shall be paid by the Servicer as a Servicing Advance.

Section 3.09  Realization Upon Mortgaged Properties.

(a)  Upon the failure of any Borrower to make any required payment of principal, interest or other amounts due under a Mortgage Loan, or otherwise to perform fully any material obligations under any of the related Mortgage Loan Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Master Servicer in writing. In accordance with the operating procedures set forth in Exhibit “C” attached hereto, the Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions under the related Mortgage Loan in preparation for the Master Servicer to realize upon the underlying collateral. With respect to any Specially Serviced Mortgage Loan, the Servicer shall, as permitted under the provisions of the related Mortgage Loan Documents, and subject to the Master Servicer’s prior written consent, foreclose upon or otherwise comparably convert the ownership of the related Mortgaged Property. In connection with such foreclosure or other conversion, the Servicer shall, subject to the consent or direction of the Master Servicer, follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Accepted Servicing Practices. All costs and expenses incurred by the Servicer in any such proceedings shall be paid by the Servicer as a Servicing Advance.

(b)  If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Master Servicer’s nominee, or after Securitization the nominee of the Securitization trustee, but in no event shall such deed or certificate be taken in the name of the Servicer. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held by the Master Servicer or after Securitization the Securitization trustee until such time as the related REO Property shall be sold, transferred or conveyed by the Master Servicer or such trustee. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an outstanding Mortgage Loan, payments and collections with respect to the related REO Property received in any month (net of related expenses) shall be applied to amounts which would have been payable under the related Note in accordance with the terms of such Note.

(c)  Except as otherwise provided in written instructions delivered to the Servicer by the Master Servicer, the Servicer shall not obtain title to any Mortgaged Property as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Master Servicer, or after Securitization the Securitization trustee, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of any Environmental Law, or a “discharger” or “responsible party” thereunder, unless the Servicer has also previously determined, based on a report prepared by a Person who regularly conducts environmental site assessments, that:

(i)  such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring such Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)  there are no circumstances present on such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Law, or that, if any such Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

If the Servicer has so determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Master Servicer, or after Securitization the Securitization trustee, to take any such actions, the Servicer shall notify the Master Servicer of such proposed action. The Servicer shall take such action only if authorized by the Master Servicer in writing. The costs of any such compliance, containment, clean-up or remediation shall be paid by the Servicer as a Servicing Expense.

If the environmental assessment first obtained by the Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable Environmental Laws or that Hazardous Materials may be present but does not definitively establish such fact, the Servicer, subject to the Master Servicer’s prior written consent, shall cause such further environmental assessments to be conducted.

(d)  The environmental site assessments contemplated by Section 3.09(c) shall be prepared by any Person who is recommended by the Servicer and approved in writing by the Master Servicer or such other Person as directed in writing by the Master Servicer. The cost of preparation of any environmental assessment shall be paid by the Servicer as a Servicing Expense.

(e)  If the Servicer determines, pursuant to Section 3.09(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, then the Servicer shall take such action as directed in writing by the Master Servicer, including, without limitation, releasing the lien of the related Mortgage with respect to the affected Mortgaged Property.

Section 3.10  Sale of Specially Serviced Mortgage Loans and REO Properties.

(a)  With respect to any Specially Serviced Mortgage Loan or REO Property, when and if directed in writing by the Master Servicer, the Servicer shall use its Reasonable Efforts to sell to any Person (other than an Affiliate of the Servicer) such Specially Serviced Mortgage Loan or REO Property on commercially reasonable terms which are consistent with Accepted Servicing Practices; provided, however, that any such sale must be approved in writing by the Master Servicer.

(b)  Subject to Sections 3.10(a), the Servicer shall act on behalf of the Master Servicer in negotiating and taking any such action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of any Specially Serviced Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Master Servicer, the Servicer, or after Securitization the Securitization trust (except that any contract of sale and conveyance documents may contain customary warranties of title and condition). The Net Liquidation Proceeds (after deduction of the Disposition Fee) shall be promptly deposited by the Servicer in the related Collection Account.

Section 3.11  Management of REO Property.

(a)  Upon the acquisition by the Master Servicer of any REO Property, the Servicer shall have full power and authority, subject to the specific requirements and prohibitions of this Agreement, to do or authorize to be done any and all things in connection therewith as are consistent with Accepted Servicing Practices, all on terms and for such period as the Servicer deems to be in the best economic interest of the Master Servicer. The Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property one or more Eligible Accounts (each, an “REO Account”) for the purposes set forth herein. REO Accounts shall be Eligible Accounts and shall be denominated “__________ in Trust for IMPAC Commercial Capital Corporation” or in such other manner as the Master Servicer prescribes. The Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account pursuant to Section 3.04. In connection therewith, the Servicer shall deposit or cause to be deposited in the REO Account on a daily basis within one (1) Business Day after receipt all revenues received by it with respect to any REO Property (except for any Net Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper maintenance, leasing, operation, management and sale of any REO Property, including:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon;

(iii)  all ground rental payments, if applicable, with respect to such REO Property; and

(iv)  all costs and expenses necessary to maintain, lease, operate, manage and sell such REO Property, including the management fee payable to the property manager engaged by Servicer pursuant to Section 3.11(b).

To the extent that amounts on deposit in any REO Account are insufficient for the purposes set forth above, and the Servicer determines that advancing such funds would constitute a Recoverable Servicing Advance, the Servicer shall consult with the Master Servicer regarding such Servicing Advance and upon receipt of approval from the Master Servicer, make a Servicing Advance. The Servicer shall withdraw from each REO Account and deposit into the related Collection Account on a monthly basis on or prior to the related Remittance Date the income, net of expenses, received or collected from each REO Property; provided, however, that the Servicer may retain in each REO Account funds sufficient for the payment of the items set forth in clauses (i) through (iv) above, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses.

(b)  The Servicer may contract with any Person as a property manager for the operation and management of any REO Property; provided, however, that:

(i)  the terms and conditions of any such contract shall not be inconsistent herewith and the Master Servicer has provided its written consent (which shall not be unreasonably withheld) with respect to such property manager;

(ii)  none of the provisions of this Section relating to any such contract or to actions taken through any such Person shall be deemed to relieve the Servicer of any of its duties and obligations to the Master Servicer with respect to the operation and management of such REO Property; and

(iii)  the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Section 3.12  Modifications, Waivers, Amendments and Consents.

(a)  When any Borrower proposes any modification, waiver or amendment of any term of any Mortgage Loan or requests any consents related thereto, the Servicer shall immediately give notice thereof to the Master Servicer and take such related actions as the Master Servicer directs, except with respect to any Borrower proposal or request which involves any required payment from the Borrower in the nature of Additional Servicing Compensation to which the Servicer is properly entitled. All modifications, waivers or amendments of any Mortgage Loan or consents related thereto shall be in writing.

(b)  To the extent the Servicer is engaged by the Master Servicer to perform analysis, processing and administrative functions in connection with any request by a Borrower for any consent, modification, waiver or amendment the Servicer may, as a condition to granting any such request require (to the extent permitted by applicable law) that such Borrower pay to it, as Additional Servicing Compensation, a reasonable and customary fee consistent with Accepted Servicing Practices in connection with such request, together with any related costs and expenses incurred by the Servicer; provided, however, that in the event that the Borrower fails or is unable to pay any such costs and expenses, or the Master Servicer directs the Servicer to waive any requirement that the Borrower pay any such costs or expenses, the same shall be paid by the Servicer as a Servicing Advance.

ARTICLE IV

STATEMENTS AND REPORTS

Section 4.01  Reporting by the Servicer.

(a)  On or before each Remittance Date, the Servicer shall render to the Master Servicer a report reflecting activity with respect to the Mortgage Loans as of the close of business on the preceding Determination Date (or, in the case of the first Remittance Date, the Servicing Transfer Date) in a format and containing such information as the Master Servicer shall reasonably require. Such report shall be made available in both written and electronic format.

(b)  Each year beginning in the calendar year which immediately succeeds the year hereof, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the annual information returns with respect to each Borrower’s debt service payments under the Mortgage Loans as required by Sections 6050J and 6050H, respectively, of the Internal Revenue Code and the rules and regulations promulgated thereunder, as amended.

(c)  Not later than twenty days after each Remittance Date, the Servicer shall forward to the Master Servicer a statement, setting forth the status of the Accounts as of the close of business on such Remittance Date showing, for the period from the preceding Remittance Date (or, in the case of the first Remittance Date, the Servicing Transfer Date) to such Remittance Date, the aggregate of deposits into and withdrawals from the Accounts.

(d)  The Servicer will provide the Master Servicer with immediate on- line Internet website access to Portfolio Investor Insight® with respect to the Mortgage Loans, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.

(e)  The Servicer shall use its Reasonable Efforts to promptly collect from each Borrower (and forward on to the Master Servicer) the property operating statements, rent rolls, financial statements and other financial reports which are required to be delivered by the Borrower pursuant to the related Mortgage Loan Documents. The Servicer shall promptly (i) review and analyze such items as may be collected; (ii) prepare written reports based on such analysis; and (iii) deliver copies of such written reports to the Master Servicer.

(f)  The Servicer shall provide the Master Servicer with any summary reports prepared by any Rating Agency with respect to the Servicer’s ranking by such Rating Agency.

(g)  [Unless otherwise specifically stated herein, if the Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or (z) making such statement, report or information available on the Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.]

Section 4.02  Annual Statements of Compliance. (a) The Servicer will deliver to the Depositor, the Issuing Entity and the Trustee, with a copy to the Credit Enhancer, not later than March 15th of each calendar year, beginning in 200_, an Officer’s Certificate (an “Annual Statement of Compliance”) stating that, as to each signatory thereof, (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement or other applicable agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

Failure of the Servicer to timely comply with this Section 4.02 shall be deemed an Event of Default, and the Master Servicer may, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer except for compensation due under Section 8.01(b) and the right to the Excess Servicing Strip.

(b)  The Servicer shall deliver to the Depositor, the Issuing Entity and the Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Default.

Section 4.03  Assessments of Compliance and Attestation Reports. On and after January 1, 2006, the Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1123 of Regulation AB, the Servicer shall deliver to the Issuing Entity, the Trustee, the Depositor, the Credit Enhancer and each Rating Agency on or before March 15th of each calendar year beginning in 200_, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance must be reasonably satisfactory to the Trustee, and as set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a)  A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(b)  A statement by such officer that such officer used the Servicing Criteria attached as Exhibit B hereto, and which will also be attached to the Assement of Compliance, to assess compliance with the Servicing Criteria applicable to the Servicer;

(c)  An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit B hereto which are indicated as applicable to the Servicer.

On or before March 15 of each calendar year beginning in 200_, the Servicer shall furnish to the Issuing Entity, the Trustee, the Depositor, the Credit Enhancer and each Rating Agency a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Failure of the Servicer to timely comply with this Section 4.03 shall be deemed an Event of Default, and the Master Servicer may, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer except for compensation due under Section 8.01(b) and the right to the Excess Servicing Strip.

Section 4.04  Exchange Act Reporting.

The Servicer shall fully cooperate with the Master Servicer in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

Within 12 calendar days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit C as the responsible party for providing that information, if other than the Trustee.

Within 3 calendar days after the related Distribution Date, each entity that is indicated in Exhibit C as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible party thereof, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable.

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be determined and prepared by the entity that is indicated in Exhibit C as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit C as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known by a responsible officer thereof, the form and substance of any Form 8-K Disclosure Information, if applicable.

Any disclosure or information that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared by the entity that is indicated in Exhibit C as the responsible party for providing that information, if other than the Trustee.

On or prior to (x) March 15, 200_ and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 31 of each year thereafter, each entity that is indicated in Exhibit C as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible party thereof, the form and substance of any Additional Form 10-K Disclosure Information, if applicable.

ARTICLE V

SERVICER’S COMPENSATION AND EXPENSES

Section 5.01  Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any calendar month or part thereof. Such Servicing Fee shall be payable monthly on the Remittance Date and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan is computed. The Servicer may pay itself the Servicing Fee on each Remittance Date from amounts on deposit in the related Collection Account.

As further compensation for its activities hereunder, the Servicer shall be entitled to retain any payments or collections received by it which are in the nature of Additional Servicing Compensation.

As compensation for its special servicing activities hereunder, the Servicer shall be entitled to the Special Servicing Fee for each Specially Serviced Mortgage Loan or REO Property remaining subject to this Agreement during any calendar month or part thereof. Such Special Servicing Fee shall be payable monthly on the Remittance Date and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan is computed. The Servicer may pay itself the Special Servicing Fee on each Remittance Date from amounts on deposit in the related Collection Account. The Servicer shall not be entitled to the Servicing Fee for any Mortgage Loan in the event the Servicer is entitled to receive the Special Servicing Fee for such Mortgage Loan.

In addition to the other servicing compensation provided for in this Agreement, and not in lieu thereof, the Servicer shall be entitled to (i) the Disposition Fee, which shall be payable out of Net Liquidation Proceeds prior to the deposit of Net Liquidation Proceeds into the Collection Account; and (ii) the Workout Fee which shall be payable on each Remittance Date.

To the extent that amounts on deposit in the Collection Account are insufficient for the payment of the Servicing Fee, Special Servicing Fee or Workout Fee, the Master Servicer shall pay any such shortfall to the Servicer within ten (10) Business Days after the Master Servicer’s receipt of an itemized invoice therefor.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Notwithstanding anything herein to the contrary, Midland Loan Services, Inc. (and its successors and assigns) shall also be entitled to the Excess Servicing Strip with respect to the Mortgage Loans that it is servicing and may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip. The Master Servicer (or its successor hereunder, if any) shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., Midland Loan Services, Inc. or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder. In the event that Midland Loan Services, Inc. is terminated or resigns as servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip.

Pursuant to the Reimbursement Agreement, the Servicer shall also receive interest for any Advances made by it on the Mortgage Loans on an actual/360 day basis for the time period from the date of such initial Advance until the time such Advance is reimbursed. The interest rate on such Advance will be determined by reference to the Prime Rate as most recently published in the Wall Street Journal for the time period from the date of such initial Advance until the time such Advance is reimbursed. The amount of interest paid on an Advance with respect to any Mortgage Loan by the Master Servicer shall be offset with late fees collected by the Servicer with respect to such Mortgage Loan.

Section 5.02  Servicing Advances and Advances.

(a) Notwithstanding any other provision hereof, the Servicer shall obtain the written approval of the Master Servicer prior to incurring any Servicing Advance that is over $5,000.00 per item, except for any Servicing Expense which is (i) incurred by the Servicer pursuant to Sections 3.02(b) or 3.05 or (ii) made for any purposes other than those described in item (i) above, and is not over $15,000.00 and is made in an emergency situation to preserve and protect the Mortgaged Property or the safety of the public in connection with such Mortgaged Property. The Servicer may cause any Servicing Expenses to be paid directly from the related Collection Account. The Servicer not be required to make any Servicing Advance that is not a Recoverable Servicing Advance.

(b) The Servicer shall make its reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow collection procedures comparable to the collection procedures of prudent institutional mortgage loan servicer servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Servicer may in its discretion (i) waive or permit to be waived any late payment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make an Advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Servicer to make an Advance shall apply only to the extent that such Advances are not Nonrecoverable Advances. The Servicer shall determine the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the sum of (1) the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Mortgage Rate less the sum of the Master Servicing Fee Rate, the Sub-Servicing Fee Rate and any applicable PMI Insurer Fee Rate, other than Balloon Payments, less the amount of any reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date) plus (2) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the assumed Monthly Payment (net of the related Master Servicing Fees and Sub-Servicing Fees) that would have been due on the related Due Date based on the original principal amortization scheduled for such Balloon Loan until such Balloon Loan is finally liquidated; provided that no Advance shall be made if it would be a Nonrecoverable Advance. On or before 4:00 P.M. New York time on each Remittance Date, the Servicer shall remit to the Master Servicer for deposit in the Certificate Account from its own funds an amount equal to the Advances to be made by the Servicer in respect of the related Distribution Date. The amount of any reimbursement pursuant to Section 3.03 in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Servicer from recoveries on related Mortgage Loans pursuant to Section 3.03.

(c) The Master Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Custodial Account from time to time for the reimbursement or payment of its Servicing Fee, Advances, Servicing Advances and any amounts reimbursable thereto in accordance with Section 3.11 of the PSA, but only if and to the extent such amounts are to be reimbursed or paid from such particular funds on deposit in the Custodial Account pursuant to the express terms of the PSA.

ARTICLE VI

THE SERVICER AND THE MASTER SERVICER

Section 6.01  Servicer Not to Assign; Merger or Consolidation of the Servicer.

(a)  Except as otherwise provided for in this Section or in Section 2.02, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Master Servicer; provided, however, that the Servicer may, after 60 days written notice to Master Servicer, assign this Agreement to a Qualified Affiliate without the written consent of the Master Servicer.

(b)  The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business shall be the successor of the Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer hereunder. The Servicer shall provide written notice to the Master Servicer of any such merger, consolidation, or transfer.

Section 6.02  Liability and Indemnification of the Servicer and the Master Servicer.

Neither the Servicer nor its Affiliates nor any of the directors, officers, employees or agents thereof shall be under any liability to the Master Servicer or any third party for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed on the Servicer or any such Person by reason of the Servicer’s willful misfeasance, bad faith or negligence (except to the extent such liability is related to the Servicer’s performance of Special Services, in which event a gross negligence standard shall apply) in the performance of its duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer and any director, officer, employee agent, or Affiliate thereof shall be indemnified and held harmless by the Master Servicer against any claim, loss, liability or expense incurred, including reasonable attorneys’ fees, in connection with any claim, legal action, investigation or proceeding relating to this Agreement, the Servicer’s performance hereunder, or any specific action which the Master Servicer authorized or requested the Servicer to perform pursuant to this Agreement, as such are incurred, except for any claim, loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith, negligence (except to the extent such liability is related to the Servicer’s performance of Special Services, in which event a gross negligence standard shall apply) or breach of the Servicer’s representations and warranties set forth in Section 7.01. Notwithstanding the exception set forth in the preceding sentence, in the event that the Servicer sustains any claim, loss, liability or expense by reason of such exception and which results from any overcharges to Borrowers under the Mortgage Loans, to the extent that such overcharges were collected by the Servicer and remitted to the Master Servicer, the Master Servicer shall promptly remit such overcharge to the related Borrower after the Master Servicer’s receipt of written notice from the Servicer regarding such overcharge.

The Master Servicer and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer against any claim loss, liability or expense incurred, including reasonable attorneys’ fees, by reason of (i) the Servicer’s willful misfeasance, bad faith or negligence (except to the extent such liability is related to the Servicer’s performance of Special Services, in which event a gross negligence standard shall apply) in the performance of its duties hereunder or the failure of the Servicer to perform its duties hereunder in accordance with this Agreement or (ii) a breach of the Servicer’s representations and warranties set forth in Section 7.01.

The provisions of this Section shall survive any termination of the rights and obligations of the Servicer hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; DEFAULT

Section 7.01  Representations and Warranties.

(a)  The Servicer hereby makes the following representations and warranties to the Master Servicer:

(i)  Due Organization, Qualification and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii)  No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s certificate of incorporation, as amended, or bylaws, as amended, or any agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration under any of the foregoing; (ii) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impair the ability of the Master Servicer to realize on the Mortgage Loans;

(iii)  No Litigation Pending. There is no action, suit, or proceeding pending or to Servicer’s knowledge threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

(iv)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (i) the Servicer’s execution and delivery of, this Agreement, or (ii) the consummation of the transactions contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(b)  The Master Servicer hereby makes the following representations and warranties to the Servicer:

Due Authority. The Master Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Master Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Master Servicer, prior to Securitization, is the Master Servicer and the holder of the Mortgage Loans; the Master Servicer, and after Securitization, the Master Servicer, has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Master Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 7.02  Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(a)  any failure by the Servicer to remit to the Master Servicer any payment required to be so remitted by the Servicer under the terms of this Agreement when and as due which continues unremedied by the Servicer for a period of one (1) Business Day after the date on which such remittance was due; or

(b)  any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or any representation or warranty set forth by the Servicer in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or Mortgaged Property or the priority of the lien on any Mortgaged Property or the interest of the Master Servicer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer (or such extended period of time reasonably approved by the Master Servicer provided that the Servicer is diligently proceeding in good faith to cure such failure or breach); or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer, and such decree or order shall remain in force undischarged or unstayed for a period of 60 days; or

(d)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(f)  failure by the Servicer to duly perform, within the required time period, its obligations under Sections 4.02 or 4.03 of this Servicing Agreement;

then, and in each and every case, so long as an Event of Default shall not have been remedied, the Master Servicer may, by notice in writing to the Servicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer relating to the payment of its Servicing Fees, Special Servicing Fees, Disposition Fees, Workout Fees, Additional Servicing Compensation and the reimbursement of any Servicing Advances which have been made by it under the terms of this Agreement through and including the date of such termination (together with interest thereon at the Advance Rate). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Servicer of such written notice of termination from the Master Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, and the Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.

The Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

TERMINATION; TRANSFER OF MORTGAGE LOANS

Section 8.01  Termination of Agreement.

(a)  This Agreement may be terminated by the Servicer with respect to any Mortgage Loans, without cause, upon ninety (90) days written notice to the Master Servicer.

(b)  Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Servicer which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Servicing Fees, Special Servicing Fees, Disposition Fees, Workout Fees, Additional Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate) and Advances (with interest thereon at the Advance Rate) through the termination date to which the Servicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the Master Servicer or to Persons designated by the Master Servicer; and (iii) fully cooperate with the Master Servicer and any new servicer to effectuate an orderly transition of Loan Servicing of the related Mortgage Loans. Upon such termination, any Servicing Fees, Additional Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate) and Advances (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer has netted out such amounts pursuant to the preceding sentence shall be remitted by the Master Servicer to the Servicer within ten (10) Business Days after the Master Servicer’s receipt of an itemized invoice therefor.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01  Amendment; Waiver.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived unless such amendment or waiver is in writing and signed by the party against whom such amendment or waiver is sought to be enforced. The Servicer shall not consent to any such amendment to the Agreement unless the Servicer receives an Officer’s Certificate from the Master Servicer stating that the Master Servicer, after consultation with its accountants, does not believe that the amendment will result in the Securitization trust failing to qualify as a “qualifying special-purpose entity” as defined in Statement of Financial Accounting Standards Number 140.

Section 9.02  Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.

Section 9.03  Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(i)	if to the Master Servicer, at:

IMPAC Funding Corporation
1401 Dove Street
Newport Beach, California 92660
Attention: Mr. Ron Morrison
Telecopy No.: (714) 475-3969

(ii)	if to the Servicer, by U.S. Mail at:

_________________

_________________

_________________

_________________

_________________

or by delivery to:

_________________

_________________

_________________

_________________

with a copy to:

_________________

_________________

_________________

_________________

_________________

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.

To the extent that any demand, notice or communication hereunder is given to the Servicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and the Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of the Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Servicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.04  Severability of Provisions.

If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.05  Inspection and Audit Rights.

The Servicer agrees that, on reasonable prior notice, it will permit any agent or representative of the Master Servicer, during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to the Mortgage Loans with the Servicer’s officers, employees and accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Master Servicer of any right under this Section shall be borne by the Master Servicer.

Section 9.06  Binding Effect; No Partnership; Counterparts.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor for the Master Servicer. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 9.07  Protection of Confidential Information; No Solicitation.

The Servicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans, the Mortgaged Properties, or the Borrowers except to the extent that (a) it is appropriate for the Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Servicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Servicer (including the Mortgage Loans) so long as the Servicer does not identify the Master Servicer or the Borrowers.

In addition to the foregoing, neither the Servicer nor any of its Affiliates shall (i) provide any employee of the Servicer or its Affiliates that is directly involved in the solicitation of borrowers in connection with the origination of mortgage loans by the Servicer and its Affiliates access to any reports, documents or information in respect of any Borrower, Mortgaged Property or Mortgage Loan which the Servicer has received pursuant to its Loan Servicing obligations hereunder, or (ii) use any such reports, documents or information in connection with such solicitation of borrowers. Failure of the Servicer to comply with its obligations under this Section shall result in an Event of Default hereunder.

Section 9.08  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;

(d)  reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)  the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.

Section 9.09  Further Agreements.

The Servicer and the Master Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other and as may be necessary or appropriate to effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Master Servicer and the Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

IMPAC FUNDING CORPORATION

By:
Name:
Title:

(“Master Servicer”)

___________________

By:
Name:
Title:

(“Servicer”)

EXHIBIT A

Servicing File Listing

1)	Copy of executed Note (including addendums, amendments, modifications, etc., as they may apply), Loan Agreement and Guaranty Agreement (if applicable).

2)	Copy of executed and filed Deed of Trust/Mortgage (including addendums, amendments, modifications, etc., as they may apply).

3)	Copy of Assignment of Leases and Rents and Security Agreement, if separate from the Deed of Trust/Mortgage.

4)	Copy of any other legal document(s) referenced in the Note, Deed of Trust/Mortgage, Security Agreement, Loan Agreement or Guaranty Agreement.

5)	Copies of all filed UCC Financing Statements and Lien Searches.

6)	Loan Closing Statement.

7)
Borrower (and Guarantor, if applicable) financial and operating statements, tax returns, tax identification number(s), mailing address(es), phone number(s), and fax number(s). Also include property operating and financial statements if prepared separately.

8)	Special Reserve Agreement(s), if applicable.

9)	Property Information - paid tax receipts, insurance policy(ies), appraisal(s), flood certificate(s), and environmental reports.

10)	Underwriting File.

11)	Checks/Wires for prepaid interest, tax and insurance impounds, and special reserves.

12)	Lockbox agreement(s), if applicable.

13)	If special arrangements have been made with the borrower and/or guarantor that are not noted in the legal documents, a memorandum detailing the situation.

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
(RMBS unless otherwise noted)

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key: X - obligation

Reg AB Reference	Servicing Criteria	Servicer	Master Servicer	Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	To the extent applicable	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	If applicable
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
			X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X	X

EXHIBIT C

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 3.25 of the PSA. If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked "4.02 statement" are required to be included in the periodic Distribution Date statement under Section 4.02 of the PSA, provided by the Trustee based on information received from the Master Servicer; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.02 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.02 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.02 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.02 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report; Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor Form 10-D report: Depositor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Trustee
Issuing entity
Master Servicer
Originator
Custodian
Seller Depositor Trustee Trustee Depositor Master Servicer Originator Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	N/A
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
[TBD] [TBD] Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Trustee, Swap Provider, Custodian
Depositor/Servicer
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 statement
N/A
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment "to the governing documents of the issuing entity"	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Master Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
[TBD] [TBD] Depositor
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Seller Depositor Trustee Issuing entity Master Servicer Originator Custodian	Seller Depositor Trustee Issuing entity Master Servicer Originator Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee

Issuing entity
Master Servicer
Originator
Custodian
Credit Enhancer/Support Provider, if any
Significant Obligor, if any
Seller Depositor Trustee (only with respect to affiliations with the sponsor, depositor or issuing entity) Issuing entity Master Servicer Originator Custodian Depositor Depositor
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 -Servicer Compliance Statement	Master Servicer